TheStreet.com Reports First-Quarter Financial Results

Total Revenue up 30% on Advertising Revenue Growth of 56%

NEW YORK, April 26, 2007 - TheStreet.com, Inc. (Nasdaq: TSCM), a leading provider of financial commentary, analysis, research, news and financial ratings, today reported financial results for its first quarter ended March 31, 2007.

First-Quarter 2007 Results:

For the quarter ended March 31, 2007, TheStreet.com reported record revenue of $14.5 million, an increase of 30% from revenue of $11.1 million for the first quarter of 2006. The Company’s three revenue streams contributed to the gain, with advertising revenue up 56% over the prior year, while subscription revenue rose by 15% and other revenue, comprised primarily of syndication revenue, increased by 152% over the prior year.

“I am extremely pleased with our financial results as evidenced by our record revenue level,” said Thomas. J. Clarke Jr., chairman and chief executive officer of TheStreet.com. “We came into the year focused on increasing the advertising portion of our overall revenue mix.  Having delivered 56% growth in our advertising revenue in the first quarter, advertising now comprises 35% of our total revenue mix and we are well positioned to meet our strategic goal of advertising revenue comprising 50% of total revenue by the end of 2008. Our acquisition of the remaining 50.1% of Stockpickr.com that we did not own enhances our ability to reach this goal.”

TheStreet.com reported first quarter net income of $3.0 million, or $0.11 per basic and diluted share, as compared to $2.6 million, or $0.10 per basic and $0.09 per diluted share, reported in the first quarter of 2006. Non-GAAP earnings per share for the quarter, excluding stock compensation expense of $0.6 million, were $0.13 per basic and diluted share, compared to $0.11 per basic and diluted share in the first quarter of 2006, exclusive of $0.3 million of stock compensation.

Earnings before interest, taxes, depreciation and amortization (“EBITDA”) totaled $2.9 million this quarter, an increase of 15% over EBITDA of $2.5 million in the first quarter of 2006.

As of March 31, 2007, cash and cash equivalents and restricted cash stood at $49.3 million. The Company has no bank debt.

Recent Company Highlights

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Industry veteran Steve Elkes joined the Company’s management team as its first Chief Revenue Officer and EVP, Mergers and Acquisitions. Elkes brings with him more than twenty years of experience, including -- most recently -- time spent at Azoogle, following 10 years at iVillage.

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The Company’s non-financial advertising revenue category grew 139% year-over-year, as non-endemic advertisers continue to be increasingly attracted to our growing mass consumer audience. Advertising revenue from non-financial advertisers comprised 32% of total advertising revenue in the first quarter, as compared to 21% in the first quarter of 2006.

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The Company acquired the remaining 50.1% of Stockpickr.com.  Stockpickr.com’s free, easy to use investment tools and TheStreet.com’s free editorial content combine to create a resource unlike any other offering currently available, delivering the value that advertisers demand in a Web 2.0 world.

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The Company entered into an exclusive licensing agreement with a leading independent reference publishing house to print, publish, distribute, market and sell certain TheStreet.com Ratings directories.  The Company expects this agreement to deliver improved margins as the Company eliminates the infrastructure previously required to support this aspect of the Ratings business.

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The Company launched a fantasy trading game, “Beat the Street,” in an advertising sponsorship deal with optionsXpress. “Beat the Street” is an educational and entertaining investment skill competition in which the winner receives a $100,000 grand prize.

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The Company enhanced its stock, mutual fund, and ETF Ratings Screener with free ratings on banks and thrifts and insurers. By broadening the Ratings content set with financial ratings on more than 3,800 insurance and 8,500 financial institutions nationwide, the Company is able to satisfy consumer demand as well as increase the length of time visitors to its free Web site spend interacting with its proprietary screening tool.

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The Company, in conjunction with publishers of business and financial books, launched “Open Book,” an advertising supported weekly column where business, investment and financial book authors post previews and summaries of their works on the Company’s free site, www.thestreet.com.

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The Company announced the availability of 58 new free RSS feeds and 20 new paid content feeds managed by FeedBurner, Inc. These advertising sponsored feeds, covering investment news and commentary, personal finance, and lifestyles, supplement TheStreet.com's previous RSS feed offerings -- broadening the Company’s audience reach and increasing audience engagement.

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The Company launched “TheStreet ETF Shark Alerts,” a $499 annual subscription service designed for investors and traders of ETFs, where subscribers learn from professional money manager Jim “Rev Shark” De Porre, long-time writer of “Rev Shark's Blog” on RealMoney.com, the Company’s paid subscription Web site.

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The Company enhanced its podcast offerings by converting its most popular video on TheStreet.com TV, “Wall Street Confidential” with James Cramer, into an advertising supported podcast. The new offering joins “The Real Story” with Aaron Task, another increasingly popular podcast on the Company’s free Web site.

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The board of directors declared the Company's quarterly cash dividend, payable to all shareholders of record at the close of business on March 23, 2007. The cash dividend of $0.025 per share was paid on March 30, 2007.

TheStreet.com will conduct a conference call today April 26, 2006, at 11:00 a.m. EST to discuss these results. To participate in the call, dial 866.770.7125, passcode 81424893. Or, to access the Web cast of the call please visit:

http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=65508&eventID=1529710

About TheStreet.com, Inc.

TheStreet.com, Inc. (Nasdaq: TSCM) is a leading multimedia provider of business, investment and ratings content, available through its proprietary properties, which include Web sites, email subscription services, print, radio, syndication and audio and video programming.  Founded in 1996, TheStreet.com, Inc. pioneered the electronic publishing of financial information on the Internet. Today, the Company offers proprietary information on stocks, mutual funds, exchange-traded funds (ETFs) and financial institutions, including various insurers; HMOs; Blue Cross Blue Shield plans; banks and savings and loans.   The Company’s breadth of top-grade services empowers a wide audience of retail and professional investors, by delivering information they can rely upon to make sound, informed financial decisions.

THESTREET.COM, INC.
CONSOLIDATED BALANCE SHEETS

	March 31, 2007	December 31, 2006
ASSETS
Current Assets:
Cash and cash equivalents	$ 48,782,021	$ 46,055,232
Accounts receivable, net of allowance for doubtful accounts of $216,077 at March 31, 2007 and December 31, 2006	5,661,710	6,314,553
Other receivables	233,713	368,496
Prepaid expenses and other current assets	1,523,133	1,436,618
Total current assets	56,200,577	54,174,899

Property and equipment, net of accumulated depreciation and amortization of $14,708,640 at March 31, 2007 and $14,420,638 at December 31, 2006	3,661,248	3,018,132
Other assets	172,500	178,396
Goodwill	4,506,777	4,509,666
Other intangibles, net	2,064,400	2,188,500
Restricted cash	500,000	500,000
Total assets	$67,105,502	$64,569,593

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$1,535,281	$1,165,705
Accrued expenses	3,304,440	6,179,091
Deferred revenue	14,212,801	12,705,038
Current portion of note payable	-	22,146
Other current liabilities	82,692	83,800
Current liabilities of discontinued operations	223,486	222,425
Total current liabilities	19,358,700	20,378,205
Total liabilities	19,358,700	20,378,205

Stockholders' Equity:
Preferred stock; $0.01 par value; 10,000,000 shares authorized; none issued and outstanding	-	-

Common stock; $0.01 par value; 100,000,000 shares authorized; 33,838,331 shares issued and 28,086,331 shares outstanding at March 31, 2007, and 33,606,835 shares issued and 27,854,835 shares outstanding at December 31, 2006	338,383	336,068
Additional paid-in capital	194,107,494	193,556,899

Treasury stock at cost; 5,752,000 shares at March 31, 2007 and December 31, 2006	(9,033,471)	(9,033,471)
Accumulated deficit	(137,665,604)	(140,668,108)
Total stockholders' equity	47,746,802	44,191,388

Total liabilities and stockholders' equity	67,105,502	64,569,593

Note: The Company has pledged certain cash amounts as security deposits for operating leases. Accordingly, a portion of this cash is classified as restricted cash, and our cash is classified in several places on the above balance sheet.

	March 31, 2007	December 31, 2006
Cash and cash equivalents	$48,782,021	$46,055,232
Noncurrent portion of restricted cash	500,000	500,000
Total cash and cash equivalents and noncurrent restricted cash	$49,282,021	$46,555,232

THESTREET.COM, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended March 31,

	2007	2006
Net revenue:
Subscription	$ 8,743,015	$ 7,628,039
Advertising	5,069,013	3,242,749
Other	695,536	276,317
Total net revenue	14,507,564	11,147,105

Operating expense:
Cost of services	5,626,089	4,146,912
Sales and marketing	3,329,740	2,146,915
General and administrative	2,708,021	2,371,850
Depreciation and amortization	379,207	186,988
Total operating expense	12,043,057	8,852,665
Operating income	2,464,507	2,294,440
Net interest income	600,657	340,056
Income from continuing operations before income taxes	3,065,164	2,634,496
Provision for Income taxes	61,275	52,598
Income from continuing operations	3,003,889	2,581,898
Discontinued operations:
Loss on disposal of discontinued operations	(1,385)	(5,517)
Loss from discontinued operations	(1,385)	(5,517)
Net income	$ 3,002,504	$ 2,576,381

Basic net income (loss) per share:
Income from continuing operations	$ 0.11	$ 0.10
Loss on disposal of discontinued operations	(0.00)	(0.00)
Loss from discontinued operations	(0.00)	(0.00)
Net income	$ 0.11	$ 0.10

Diluted net income (loss) per share:
Income from continuing operations	$ 0.11	$ 0.09
Loss on disposal of discontinued operations	(0.00)	(0.00)
Loss from discontinued operations	(0.00)	(0.00)
Net income	$ 0.11	$ 0.09

Weighted average basic shares outstanding	27,944,360	26,048,562
Weighted average diluted shares outstanding	28,383,061	27,626,644

To supplement the Company's financial statements presented in accordance with generally accepted accounting principles ("GAAP"), TheStreet.com uses non-GAAP measures of certain components of financial performance, including “EBITDA”. EBITDA is adjusted from results based on GAAP to exclude interest, taxes, depreciation and amortization. This non-GAAP measure is provided to enhance investors' overall understanding of the Company's current financial performance and its prospects for the future. Specifically, the Company believes the non-GAAP EBITDA results provide useful information to both management and investors by excluding certain expenses, gains and losses that may not be indicative of its core operating results. In addition, because the Company has previously reported this non-GAAP result to investors, the Company believes that its inclusion provides consistency in its financial reporting. This measure should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP measure included in this press release has been reconciled to the nearest GAAP measure.

	For the Three Months Ended
	March 31, 2007	March 31, 2006
EBITDA	2,887,954	2,508,161
Add Net Interest Income	600,657	340,056
Less Taxes	(106,900)	(84,848)
Less Depreciation and Amortization	(379,207)	(186,988)
Net Income	3,002,504	2,576,381

Statements contained in this news release not related to historical facts may be deemed forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties (described in the Company's SEC filings) that could cause actual results to differ.

CONTACT:	TheStreet.com, Inc.
Chaela Volpe, Investor Relations Manager
Phone: 212-321-5008
Email: Chaela.volpe@thestreet.com

SOURCE:	TheStreet.com, Inc